Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Announces Third Quarter 2019 Results

•	Exceeded margin and EPS expectations, delivering revenue near high end of range

•	Continued strength in cloud offerings across all strategic segments

•	Significant progress toward October 1st Automotive spin

•	Raise full-year EPS and operating margin guidance; Maintain full-year revenue guidance

BURLINGTON, Mass., August 7, 2019 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third fiscal quarter ended June 30, 2019.

ASC 606 Q3 2019 Performance Summary (1)

•	GAAP revenue of $449.2 million and GAAP earnings per diluted share of $0.03.

•	Non-GAAP revenue of $451.0 million and non-GAAP earnings per diluted share of $0.29.

ASC 605 Q3 2019 Performance Summary (1)

•	ASC 605 revenue of $458.3 million and earnings per diluted share of $0.04.

•	Non-GAAP revenue of $460.2 million and non-GAAP earnings per diluted share $0.31.

(1) As a reminder, effective October 1, 2018, Nuance adopted the ASC 606 revenue recognition standard using the modified retrospective approach. Under this adoption methodology, the Company does not recast its historical financials to reflect the implementation of ASC 606. Results will be presented for Q3 19 under both ASC 605 and 606 methodologies and all relevant year-over-year financial comparisons and trends will be on an ASC 605 basis only. In addition, due to the sale of the Imaging business, the Company is presenting results on a continuing operations basis, unless otherwise noted.

“Once again, we delivered on our strategic and financial objectives in the third quarter,” said Mark Benjamin, Chief Executive Officer at Nuance. “We generated solid revenue growth across each strategic business segment with better than expected margins, leading to better than anticipated results on the bottom line. Consistent with our strategic initiatives and ongoing effort to drive transformation and simplification, we exited, in an accelerated fashion, our non-core Subscription Revenue Services (SRS) business and made significant progress toward our Automotive spin. This is demonstrated by the announcement of the name of the new company, Cerence Inc., and the selection of the Board of Directors.”

Mr. Benjamin concluded, “Nuance’s solid performance in the first three quarters of the fiscal year gives us confidence to raise guidance again for full-year EPS and operating margins, while maintaining full-year revenue guidance. In addition, we are maintaining our annual ARR guidance of $245 million to $255 million, which represents approximately 35% growth from last year.”

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

ASC 605 Q3 2019 Performance Summary
ASC 605 Q3 2019 results for continuing operations include:

•	ASC 605 revenue of $458.3 million, compared to $449.4 million in the same period last year.

•	Non-GAAP revenue of $460.2 million, compared to $451.8 million in the same period last year.

•	Organic revenue growth of 3% compared to the same period last year.

•	Recurring revenue of $355.9 million, up 100 basis points year over year.

•	GAAP EPS of $0.04, compared to ($0.07) in the same period last year.

•	Non-GAAP EPS of $0.31, compared to $0.22 in the same period last year.

•	GAAP net income of $12.2 million, compared to ($20.7) million in the same period last year.

•	Non-GAAP net income of $88.9 million, compared to $64.0 million in the same period last year.

•	GAAP operating margin of 8.9%, compared to 4.7% in the same period last year.

•	Non-GAAP operating margin of 27.9%, compared to 23.4% in the same period last year.

•	Operating cash flows from continuing operations was $93.6 million, or 105% of non-GAAP net income, compared to $91.7 million, or 143% of non-GAAP income in the same period last year.

Capital Allocation
In the third quarter of 2019, Nuance repurchased a total of 1.7 million shares of its common stock, at an average price of $17.36 per share, for total consideration of $29.6 million. As of July 31, 2019, and since the beginning of the fiscal year, the Company has repurchased a total of 7.8 million shares of its common stock, at an average price of $15.56 per share, for an aggregate consideration of $120.9 million. There is $436.4 million still available under our existing authorization for share repurchases. Since May 2018, Nuance has repurchased approximately 5.9% of its shares outstanding for an average price of $14.71.
  For a
For a complete discussion of Nuance’s results and business outlook, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP financial measures.
complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on
Conference Call and Prepared Remarks
Nuance will host a conference call today at 5:00 p.m. ET. To participate, please access the live webcast here, or dial (866) 393-4306 (US & Canada) or (734) 385-2616 (international) at least five minutes prior to start and reference code 4867239. A replay will be available approximately two hours after the call and can be accessed by dialing (855) 859-2056 (US & Canada) or (404) 537-3406 (international) and entering code 4867239.
Nuance will provide a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts additional detail for analyzing the results. The remarks will be available at http://investors.nuance.com/ and will not be read on the call.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The Company delivers solutions that understand, analyze and respond to human language to increase productivity and amplify human intelligence. With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations – in global industries that include healthcare, telecommunications, automotive, financial services, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the ability to effect the separation and spin-off of our Auto business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non- GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non- GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition- related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2019 and 2018, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP income tax provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur, which in fiscal year 2018 also includes certain impacts from the Tax Cuts and Jobs Act of 2017.

Contact Information
For Press
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

For Investors
Tracy Krumme
Nuance Communications, Inc.
Tel: 781-565-4334
Email: tracy.krumme@nuance.com

Financial Tables Follow

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$260,902	$268,845	$253,610
Product and licensing	121,809	127,388	132,762
Maintenance and support	66,486	62,099	63,077
Total revenues	449,197	458,332	449,449

Cost of revenues:
Hosting and professional services	154,397	160,952	165,578
Product and licensing	19,207	17,711	13,969
Maintenance and support	8,192	8,407	9,612
Amortization of intangible assets	8,895	8,895	12,172
Total cost of revenues	190,691	195,965	201,331

Gross profit	258,506	262,367	248,118

Operating expenses:
Research and development	67,598	67,598	69,427
Sales and marketing	72,229	73,832	77,820
General and administrative	46,421	46,421	49,666
Amortization of intangible assets	16,496	16,496	19,856
Acquisition-related costs, net	1,154	1,154	4,916
Restructuring and other charges, net	16,118	16,118	5,342
Total operating expenses	220,016	221,619	227,027

Income from operations	38,490	40,748	21,091

Other expenses, net	(21,445)	(21,445)	(32,252)

Income (loss) before income taxes	17,045	19,303	(11,161)

Provision for income taxes	7,786	7,136	9,559

Net income (loss) from continuing operations	9,259	12,167	(20,720)
Net income from discontinued operations	—	—	6,683
Net income (loss)	$9,259	$12,167	$(14,037)

Net income (loss) per common share - basic:
Continuing operations	$0.03	$0.04	$(0.07)
Discontinued operations	—	—	0.02
Total net income (loss) per basic common share	$0.03	$0.04	$(0.05)

Net income (loss) per common share - diluted:
Continuing operations	$0.03	$0.04	$(0.07)
Discontinued operations	—	—	0.02
Total net income (loss) per diluted common share	$0.03	$0.04	$(0.05)

Weighted average common shares outstanding:
Basic	285,942	285,942	292,663
Diluted	288,648	288,648	292,663

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Nine Months Ended June 30,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$771,601	$800,780	$785,038
Product and licensing	377,349	386,851	387,956
Maintenance and support	203,484	183,338	189,872
Total revenues	1,352,434	1,370,969	1,362,866

Cost of revenues:
Hosting and professional services	471,204	474,506	517,362
Product and licensing	61,897	48,956	41,867
Maintenance and support	24,919	25,181	28,616
Amortization of intangible assets	27,700	27,700	38,744
Total cost of revenues	585,720	576,343	626,589

Gross profit	766,714	794,626	736,277

Operating expenses:
Research and development	201,774	201,774	202,211
Sales and marketing	223,343	224,366	233,237
General and administrative	130,892	130,892	174,622
Amortization of intangible assets	50,426	50,426	57,094
Acquisition-related costs, net	6,223	6,223	12,837
Restructuring and other charges, net	60,668	60,668	27,792
Impairment of goodwill	—	—	137,907
Total operating expenses	673,326	674,349	845,700

Income (loss) from operations	93,388	120,277	(109,423)

Other expenses, net	(79,365)	(79,365)	(98,390)

Income (loss) before income taxes	14,023	40,912	(207,813)

Provision (benefit) for income taxes	7,814	17,843	(67,417)

Net income (loss) from continuing operations	6,209	23,069	(140,396)
Net income from discontinued operations	99,472	120,919	15,534
Net income (loss)	$105,681	$143,988	$(124,862)

Net income (loss) per common share - basic:
Continuing operations	$0.02	$0.08	$(0.48)
Discontinued operations	0.35	0.42	0.05
Total net income (loss) per basic common share	$0.37	$0.50	$(0.43)

Net income (loss) per common share - diluted:
Continuing operations	$0.02	$0.08	$(0.48)
Discontinued operations	0.35	0.42	0.05
Total net income (loss) per diluted common share	$0.37	$0.50	$(0.43)

Weighted average common shares outstanding:
Basic	285,064	285,064	292,703
Diluted	288,153	288,153	292,703

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2019	June 30, 2019	September 30, 2018
	(ASC 606)	(ASC 605)	(ASC 605)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$536,377	$536,377	$315,963
Marketable securities	136,986	136,986	135,579
Accounts receivable, net	313,599	340,210	347,873
Prepaid expenses and other current assets	193,795	128,174	94,814
Current assets held for sale	—	—	34,402
Total current assets	1,180,757	1,141,747	928,631

Marketable securities	12,796	12,796	21,932
Land, building and equipment, net	138,466	138,466	153,452
Goodwill	3,242,693	3,242,693	3,247,105
Intangible assets, net	372,934	372,934	450,001
Other assets	241,271	119,809	141,761
Long-term assets held for sale	—	—	359,497
Total assets	$5,188,917	$5,028,445	$5,302,379

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Contingent and deferred acquisition payments	$17,122	$17,122	$14,211
Accounts payable	95,272	95,272	80,912
Accrued expenses and other current liabilities	245,012	245,304	269,339
Deferred revenue	310,586	346,777	330,689
Current liabilities held for sale	—	—	69,013
Total current liabilities	667,992	704,475	764,164

Long-term debt	1,923,716	1,923,716	2,185,361
Deferred revenue, net of current portion	410,897	430,779	434,316
Other liabilities	143,314	122,036	143,524
Long-term liabilities held for sale	—	—	57,518
Total liabilities	3,145,919	3,181,006	3,584,883

Stockholders' equity	2,042,998	1,847,439	1,717,496
Total liabilities and stockholders' equity	$5,188,917	$5,028,445	$5,302,379

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(ASC 606)	(ASC 605)	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net income (loss) from continuing operations	$9,259	$(20,720)	$6,209	$(140,396)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,133	48,096	121,438	142,341
Stock-based compensation	35,932	33,499	100,143	101,466
Non-cash interest expense	12,325	11,896	37,011	37,091
Deferred tax benefit	(6,160)	(693)	(18,975)	(90,836)
Loss on extinguishment of debt	—	—	910	—
Impairment of fixed assets	—	—	—	1,780
Impairment of goodwill	—	—	—	137,907
Other	(1,456)	315	(651)	894
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(19,903)	18,389	5,011	(1,426)
Prepaid expenses and other assets	(83)	3,448	(20,116)	(18,933)
Accounts payable	12,020	(1,067)	15,260	(3,646)
Accrued expenses and other liabilities	16,314	(5,085)	8,329	(889)
Deferred revenue	(2,743)	3,615	38,270	92,075
Net cash provided by operating activities - continuing operations	93,638	91,693	292,839	257,428
Net cash provided by operating activities - discontinued operations	—	7,965	4,355	37,595
Net cash provided by operating activities	93,638	99,658	297,194	295,023
Cash flows from investing activities:
Capital expenditures	(8,809)	(13,639)	(32,243)	(38,965)
Proceeds from dispositions of businesses, net of transaction fees	2,998	—	407,043	—
Payments for business and asset acquisitions, net of cash acquired	(549)	(96,457)	(3,102)	(109,225)
Purchases of marketable securities and other investments	(137,167)	(65,651)	(256,332)	(158,645)
Proceeds from sales and maturities of marketable securities and other investments	145,253	64,404	262,914	259,677
Net cash provided by (used in) investing activities	1,726	(111,343)	378,280	(47,158)
Cash flows from financing activities:
Repayment and redemption of debt	—	—	(300,000)	(331,172)
Payments for repurchase of common stock	(29,614)	(111,979)	(120,935)	(111,979)
Acquisition payments with extended payment terms	—	(3,842)	—	(20,769)
Proceeds from issuance of common stock from employee stock plans	—	—	8,643	9,359
Payments for taxes related to net share settlement of equity awards	(4,371)	(7,846)	(42,562)	(51,852)
Other financing activities	(232)	(427)	(1,442)	(1,073)
Net cash used in financing activities	(34,217)	(124,094)	(456,296)	(507,486)
Effects of exchange rate changes on cash and cash equivalents	454	(1,604)	1,236	(1,419)
Net increase (decrease) in cash and cash equivalents	61,601	(137,383)	220,414	(261,040)
Cash and cash equivalents at beginning of period	474,776	468,642	315,963	592,299
Cash and cash equivalents at end of period	$536,377	$331,259	$536,377	$331,259

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$449,197	$9,135	$458,332	$449,449
Acquisition-related revenue adjustments: professional services and hosting	1,219	21	1,240	1,378
Acquisition-related revenue adjustments: product and licensing	622	(14)	608	927
Acquisition-related revenue adjustments: maintenance and support	6	15	21	31
Non-GAAP revenues	$451,044	$9,157	$460,201	$451,785

GAAP cost of revenues	$190,691	$5,274	$195,965	$201,331
Cost of revenues from amortization of intangible assets	(8,895)	—	(8,895)	(12,172)
Cost of revenues adjustments: professional services and hosting (1)	(7,280)	—	(7,280)	(6,790)
Cost of revenues adjustments: product and licensing (1)	(197)	—	(197)	(114)
Cost of revenues adjustments: maintenance and support (1)	(583)	—	(583)	(551)
Cost of revenues adjustments: other	(28)	—	(28)	(229)
Non-GAAP cost of revenues	$173,708	$5,274	$178,982	$181,475

GAAP gross profit	$258,506	$3,861	$262,367	$248,118
Gross profit adjustments	18,830	22	18,852	22,192
Non-GAAP gross profit	$277,336	$3,883	$281,219	$270,310

GAAP income from operations	$38,490	$2,258	$40,748	$21,091
Gross profit adjustments	18,830	22	18,852	22,192
Research and development (1)	10,262	—	10,262	8,034
Sales and marketing (1)	7,593	—	7,593	8,461
General and administrative (1)	10,017	—	10,017	9,549
Acquisition-related costs, net	1,154	—	1,154	4,916
Amortization of intangible assets	16,496	—	16,496	19,856
Restructuring and other charges, net	16,118	—	16,118	5,342
Other	6,963	—	6,963	6,442
Non-GAAP income from operations	$125,923	$2,280	$128,203	$105,883

GAAP income (loss) before income taxes	$17,045	$2,258	$19,303	$(11,161)
Gross profit adjustments	18,830	22	18,852	22,192
Research and development (1)	10,262	—	10,262	8,034
Sales and marketing (1)	7,593	—	7,593	8,461
General and administrative (1)	10,017	—	10,017	9,549
Acquisition-related costs, net	1,154	—	1,154	4,916
Amortization of intangible assets	16,496	—	16,496	19,856
Restructuring and other charges, net	16,118	—	16,118	5,342
Non-cash interest expense	12,325	—	12,325	11,896
Other (4)	5,069	—	5,069	6,642
Non-GAAP income before income taxes	$114,909	$2,280	$117,189	$85,727

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information -
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Nine Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$1,352,434	$18,535	$1,370,969	$1,362,866
Acquisition-related revenue adjustments: professional services and hosting	3,671	78	3,749	3,672
Acquisition-related revenue adjustments: product and licensing	1,051	1,007	2,058	7,599
Acquisition-related revenue adjustments: maintenance and support	263	(101)	162	224
Non-GAAP revenues	$1,357,419	$19,519	$1,376,938	$1,374,361

GAAP cost of revenues	$585,720	$(9,377)	$576,343	$626,589
Cost of revenues from amortization of intangible assets	(27,700)	—	(27,700)	(38,744)
Cost of revenues adjustments: professional services and hosting (1)	(20,093)	—	(20,093)	(20,474)
Cost of revenues adjustments: product and licensing (1)	(593)	—	(593)	(492)
Cost of revenues adjustments: maintenance and support (1)	(730)	—	(730)	(1,770)
Cost of revenues adjustments: other	(411)	10	(401)	(370)
Non-GAAP cost of revenues	$536,193	$(9,367)	$526,826	$564,739

GAAP gross profit	$766,714	$27,912	$794,626	$736,277
Gross profit adjustments	54,512	974	55,486	73,345
Non-GAAP gross profit	$821,226	$28,886	$850,112	$809,622

GAAP income (loss) from operations	$93,388	$26,889	$120,277	$(109,423)
Gross profit adjustments	54,512	974	55,486	73,345
Research and development (1)	26,912	—	26,912	24,798
Sales and marketing (1)	24,488	—	24,488	25,997
General and administrative (1)	27,327	—	27,327	27,935
Acquisition-related costs, net	6,223	—	6,223	12,837
Amortization of intangible assets	50,426	—	50,426	57,094
Restructuring and other charges, net	60,668	—	60,668	27,792
Impairment of goodwill	—	—	—	137,907
Other	12,646	(53)	12,593	49,705
Non-GAAP income from operations	$356,590	$27,810	$384,400	$327,987

GAAP income (loss) before income taxes	$14,023	$26,889	$40,912	$(207,813)
Gross profit adjustments	54,512	974	55,486	73,345
Research and development (1)	26,912	—	26,912	24,798
Sales and marketing (1)	24,488	—	24,488	25,997
General and administrative (1)	27,327	—	27,327	27,935
Acquisition-related costs, net	6,223	—	6,223	12,837
Amortization of intangible assets	50,426	—	50,426	57,094
Restructuring and other charges, net	60,668	—	60,668	27,792
Impairment of goodwill	—	—	—	137,907
Non-cash interest expense	37,011	—	37,011	37,091
Other (4)	12,111	(68)	12,043	49,742
Non-GAAP income before income taxes	$313,701	$27,795	$341,496	$266,725

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision for income taxes	$7,786	$(650)	$7,136	$9,559
Income tax effect of non-GAAP adjustments	22,299	(161)	22,138	28,002
Removal of valuation allowance and other items	1,138	(1,779)	(641)	(15,874)
Removal of discrete items (3)	(343)	—	(343)	—
Non-GAAP provision for income taxes	$30,880	$(2,590)	$28,290	$21,687

GAAP net income (loss) from continuing operations	$9,259	$2,908	$12,167	$(20,720)
Acquisition-related adjustment - revenues (2)	1,847	22	1,869	2,336
Acquisition-related costs, net	1,154	—	1,154	4,916
Cost of revenue from amortization of intangible assets	8,895	—	8,895	12,172
Amortization of intangible assets	16,496	—	16,496	19,856
Restructuring and other charges, net	16,118	—	16,118	5,342
Stock-based compensation (1)	35,932	—	35,932	33,499
Non-cash interest expense	12,325	—	12,325	11,896
Adjustment to income tax expense	(23,094)	1,940	(21,154)	(12,128)
Other (4)	5,090	—	5,090	6,870
Non-GAAP net income	$84,022	$4,870	$88,892	$64,039

Non-GAAP diluted net income per share	$0.29		$0.31	$0.22

Diluted weighted average common shares outstanding	288,648		288,648	294,909

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the nine months ended June 30, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended June 30, 2018, we recorded a benefit of $0.5 million as we revised our estimates of the timing and amounts of the temporary differences.

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Nine Months Ended
	June 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$7,814	$10,029	$17,843	$(67,417)
Income tax effect of non-GAAP adjustments	83,568	(71)	83,497	97,232
Removal of valuation allowance and other items	(15,397)	(6,168)	(21,565)	(53,840)
Removal of discrete items (3)	910	—	910	91,069
Non-GAAP provision for income taxes	$76,895	$3,790	$80,685	$67,044

GAAP net income (loss) from continuing operations	$6,209	$16,860	$23,069	$(140,396)
Acquisition-related adjustment - revenues (2)	4,985	984	5,969	11,495
Acquisition-related costs, net	6,223	—	6,223	12,837
Cost of revenue from amortization of intangible assets	27,700	—	27,700	38,744
Amortization of intangible assets	50,426	—	50,426	57,094
Restructuring and other charges, net	60,668	—	60,668	27,792
Impairment of goodwill	—	—	—	137,907
Stock-based compensation (1)	100,143	—	100,143	101,466
Non-cash interest expense	37,011	—	37,011	37,091
Adjustment to income tax expense	(69,081)	6,239	(62,842)	(134,461)
Other (4)	12,515	(62)	12,453	50,111
Non-GAAP net income	$236,799	$24,021	$260,820	$199,680

Non-GAAP diluted net income per share	$0.82		$0.91	$0.67

Diluted weighted average common shares outstanding	288,153		288,153	298,983

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the nine months ended June 30, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended June 30, 2018, we recorded a benefit of $0.5 million as we revised our estimates of the timing and amounts of the temporary differences.

(4) Includes approximately $4 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Third Quarter Results
Press release
August 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended June 30,			Nine Months Ended June 30,
	2019	2019	2018	2019	2019	2018
	(ASC 606)	ASC (605)	ASC (605)	(ASC 606)	ASC (605)	ASC (605)
(1) Stock-based compensation
Cost of professional services and hosting	$7,280	$7,280	$6,790	$20,093	$20,093	$20,474
Cost of product and licensing	197	197	114	593	593	492
Cost of maintenance and support	583	583	551	730	730	1,770
Research and development	10,262	10,262	8,034	26,912	26,912	24,798
Sales and marketing	7,593	7,593	8,461	24,488	24,488	25,997
General and administrative	10,017	10,017	9,549	27,327	27,327	27,935
Total	$35,932	$35,932	$33,499	$100,143	$100,143	$101,466

(2) Acquisition-related revenue
Revenues	$1,847	$1,869	$2,336	$4,985	$5,969	$11,495
Total	$1,847	$1,869	$2,336	$4,985	$5,969	$11,495

© 2019 Nuance Communications, Inc. All rights reserved